Exhibit 99.2

November 3, 2014 Albany International Corp. Q3 Financial Performance

‘Non-GAAP’ Items and Forward-Looking StatementsThis presentation contains certain items, such as net income attributable to the Company, excluding adjustments (absolute as well as per-share), earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and net debt, that could be considered ‘non-GAAP’ financial measures under SEC rules. We think such items provide useful information to investors regarding the Company’s operational performance.  This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections.  We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our third-quarter earnings press release dated November 3, 2014, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2011, 2012, and 2013.  Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read.

Net Sales by Segment (in thousands) Net Sales Three Months ended September 30, 2014 2013 Percent Change Impact of Changes in Currency Translation Rates Percent Change excluding Currency Rate Effect Machine Clothing (MC) $157,891 $162,864 -3.1% ($937) -2.5% Albany Engineered Composites (AEC) 21,970 20,283 8.3% - 8.3% Total    $179,861 $183,147 -1.8% ($937) -1.3%

Gross Profit Margin by Quarter Percentage of Net Sales Machine Clothing Total Company Q1 2013 0.442 0.39 Q2 2013 0.438 0.391 Q3 2013 0.416 0.371 Q4 2013 0.417 0.382 Q1 2014 0.45 0.415 Q2 2014 0.424 0.389 Q3 2014 0.419 0.382

Earnings Per Share Per share amounts (Basic) Three Months ended September 30, 2014 2013 Nine Months Ended September 30, 2014 2013 Net income attributable to the Company, as reported $0.37 $0.15 $1.06 $0.28 Adjustments:  Loss from discontinued operations - 0.01 Restructuring charges 0.02 0.04 0.08 0.52 Income tax adjustments 0.01 (0.01) 0.07 - Foreign currency revaluation (gains)/losses (0.08) 0.06 (0.11) 0.07 Gain on insurance recovery or sale of former manufacturing facility (0.01) - (0.04) (0.08) Net income attributable to the Company, excluding adjustments $0.31 $0.24 $1.06 $0.80

Adjusted EBITDA Three Months ended September 30, 2014   (in thousands)  Machine Clothing  Albany Engineered Composites Corporate expenses and other  Total Company Net income $33,308 ($2,765) ($18,769) $11,774 Interest expense, net - - 2,486 2,486 Income tax expense - - 6,762 6,762 Depreciation and amortization 11,060 2,607 2,069 15,736 EBITDA 44,368 (158) (7,452) 36,758 Restructuring and other, net 968 (49) - 919 Foreign currency revaluation (gains)/losses (2,308) 135 (1,915) (4,088) Insurance recovery gain - - (165) (165) Pretax loss attributable to non-controlling interest in ASC   - 77 - 77 Adjusted EBITDA $43,028 $5 ($9,532) $33,501 Three Months ended September 30, 2013 Machine Clothing  Albany Engineered Composites  Corporate expenses and other    Total Company $27,910 ($3,951) ($19,261) $4,698 - - 3,484 3,484 - - 2,381 2,381 11,404 2,299 2,094 15,797 39,314 (1,652) (11,302) 26,360 2,250 6 - 2,256 1,328 - 1,975 3,303 $42,892 ($1,646) ($9,327) $31,919

Debt $ thousands $374,812 Net Debt Total Debt December 31, 2011 $255,903  $374,812  December 31, 2012 $129,021  $319,739 December 31, 2013 $81,834  $304,500 March 31, 2014 $94,040  $302,419 June 30, 2014 $78,225  $285,061 September 30, 2014 $88,205  $283,666